Exhibit 23(a)



Deloitte & Touche LLP



                          INDEPENDENT AUDITORS' CONSENT



Koger Equity, Inc.

We consent to the incorporation by reference in this Registration Statement of Koger Equity, Inc. on Form S-3 of our report dated March 4, 1996, appearing in the Annual Report on Form 10-K of Koger Equity, Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Jacksonville, Florida
February 3, 1997